Exhibit 10.1
EXECUTION VERSION

WAIVER AND AMENDMENT NO. 5 TO SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT

WAIVER AND AMENDMENT No. 5, dated as of March 16, 2016 (this “Amendment”), to that certain Superpriority Secured Debtor-In-Possession Credit Agreement dated as of August 6, 2015 (as previously amended, the “Existing Credit Agreement” and, as so amended hereby, the “Credit Agreement”) among, inter alios, ALPHA NATURAL RESOURCES, INC., a Delaware corporation and a debtor and debtor-in-possession in the Cases (the “Borrower”), the SUBSIDIARY GUARANTORS party thereto from time to time, each a debtor and debtor-in-possession in the Cases, the LENDERS party thereto from time to time, the ISSUING BANKS party thereto from time to time, Citibank, N.A., as Administrative Agent (the “Administrative Agent”) and the other agents party thereto.
W I T N E S S E T H :
WHEREAS, the parties hereto desire to amend the Existing Credit Agreement, and to provide certain waivers thereto, as set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement (or Existing Credit Agreement, if context so requires). Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. Each reference to the “Credit Agreement” or “thereunder”, “thereof” or “therein” in respect of the Existing Credit Agreement, and each other similar reference, contained in any other Loan Document shall, after this Amendment becomes effective, similarly refer to the Credit Agreement as amended hereby.
Section 2. Amendments to the Existing Credit Agreement.
(a)    Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order:
“Agreed Chapter 11 Plan” shall mean that certain Chapter 11 Plan filed by the Debtors on the publicly available docket of the Bankruptcy Court on March 7, 2016, as amended or otherwise modified with the consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed).
“ANR Assets” shall mean, collectively, (a) substantially all of the assets of the Loan Parties and the Debtors’ assets not previously the subject of the Bankruptcy

Court-approved sale procedures (see Bankruptcy Court Docket No. 855) and (b) any assets not sold through such Bankruptcy Court-approved procedures.
“Diminution Claim Allowance Settlement” shall mean that certain settlement among the Debtors and the Existing Credit Agreement Lenders to establish a methodology to calculate the Existing Credit Agreement Lenders’ claim for the diminution of the value of their interests in the Pre-Petition Collateral supported by the Senior Lender Adequate Protection Claims (as defined in the DIP Order), which is the subject of the Debtors’ motion filed with the Bankruptcy Court on February 8, 2016 Docket No. 1464.
“PLR Capex” shall have the meaning set forth in Section 6.10(b).
“Unencumbered Assets Settlement” shall mean that certain settlement among the Debtors and the Existing Credit Agreement Lenders with respect to the assets that were unperfected or unencumbered as of the Petition Date with respect to debt under the Existing Credit Agreement, which is the subject of the Debtors’ motion filed with the Bankruptcy Court on February 8, 2016 Docket No. 1464.
(b)    The definition of “Acceptable Reorganization Plan” is hereby amended by adding the following as the last sentence thereof: “Notwithstanding the foregoing, the Agreed Chapter 11 Plan shall, for all purposes hereof, constitute an Acceptable Reorganization Plan.”
(c)    The definition of “Agreed Business Plan Capex Amount” is deleted in its entirety.
(d)    The definition of “Labor/Benefit Savings” is hereby amended by replacing the cross-reference to Section 5.17(d) with a cross-reference to Section 5.17(e).
(e)    Clause (d) of Section 5.17 is hereby deleted and replaced with the following:
“(d) On or prior to March 14, 2016, the Bankruptcy Court shall have entered an order, in form and substance acceptable to the Required Lenders, approving bidding procedures for the ANR Assets.”
(f)    Clause (e) of Section 5.17 is hereby deleted and replaced with the following:
“(e) To the extent settlements with the United Mine Workers Association achieving Labor/Benefit Savings shall have not been reached and documents effecting the same executed by all of the relevant parties thereto, prior thereto, by March 28, 2016, the Debtors shall have filed on the publicly available docket of the Bankruptcy Court, a motion pursuant to sections 1113 and 1114 of the Bankruptcy Code, seeking modifications with respect to collective bargaining agreements and retiree benefits, in each case, consistent with and to the extent required by the Agreed Business Plan (the “Labor/Benefit Savings”).”
(g)    Clause (f) of Section 5.17 is hereby deleted and replaced with the following:
“(f) On or prior to May 6, 2016 (or if availability of the Bankruptcy Court should require, a date promptly thereafter), the Bankruptcy Court shall commence a hearing on the merits of the Unencumbered Assets Settlement and Diminution Claim Allowance Settlement.”
(h)    Clause (g) of Section 5.17 is hereby deleted and replaced with the following:
“(g) On or prior to the later of (x) May 10, 2016 and (y) 50 days after the filing of the motion referred to in clause (e) (above), unless settlements with the United Mine Workers Associations shall have been reached concerning all of the Labor/Benefit Savings, and the Bankruptcy Court shall have entered one or multiple order(s) approving such settlements, the Bankruptcy Court shall have entered orders approving the Labor/Benefit Savings pursuant to sections 1113 and 1114 (as applicable) of the Bankruptcy Code.”
(i)    Clause (h) of Section 5.17 is hereby deleted and replaced with the following:
“(h) On or prior to June 30, 2016, the Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Required Lenders, approving and confirming the Agreed Chapter 11 Plan.”
(j)    A new clause (i) shall be inserted in of Section 5.17, which shall provide:
“(i) On or prior to July 18, 2016, the effective date of the Agreed Chapter 11 Plan shall have occurred.”
(k)    Section 6.10 of the Credit Agreement is hereby amended and restated as follows:
CapitalExpenditures.
(a) Cumulative Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in a cumulative amount for the Borrower and its Subsidiaries on a consolidated basis: (i)    for the period from and including the Effective Date to and including October 31, 2015, $136,700,000; and (ii) for each period from and including November 1, 2015 to and including any date set forth in the table below, the amount set forth in the table below opposite such date.

Date	Maximum Capital Expenditures
December 4, 2015	$70,200,000
January 8, 2016	$102,900,000

(b) Cumulative Coal Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures (excluding PLR Capex) in the ordinary course of business not exceeding, in a cumulative amount for the Borrower and its Subsidiaries on a consolidated basis: (i) for the period from and including February 26, 2016 to and including April 1, 2016, $23,100,000 (in the aggregate), (ii) subject to Section 6.16, for the period from and including February 26, 2016 to and including May 20, 2016, $47,200,000 (in the aggregate) and (iii) for any period ending after May 20, 2016, in the amounts agreed pursuant to Section 6.16.

(c)    Cumulative PLR Capital Expenditures. Make or become legally obligated to make any Capital Expenditure in respect of PLR or its related businesses (“PLR Capex”), except for PLR Capex in the ordinary course of business not exceeding, in a cumulative amount for the Borrower and its Subsidiaries on a consolidated basis: (i) for the period starting from November 1, 2015 and ending on January 8, 2016, $15,000,000 (in the aggregate), (ii) for the period from and including February 26, 2016 to and including April 1, 2016, $3,500,000 (in the aggregate), (ii) subject to Section 6.16, for the period from and including February 26, 2016 to and including May 20, 2016, $12,300,000 (in the aggregate) and (iii) for any period ending after May 20, 2016, in the amounts agreed pursuant to Section 6.16.

(l)    Section 6.14 of the Credit Agreement is hereby amended and restated as follows:
Minimum Liquidity. Permit,
(i)    Consolidated Liquidity, as of the close of business on any Business Day during the month of August 2015, September 2015 or October 2015 to be less than (x) in the case of August 2015, $1,280,700,000 (or, if such Business Day is prior to the second borrowing of Term Loans, $1,080,700,000), (y) in the case of September 2015, $1,238,100,000 (or, if such Business Day is prior to the second borrowing of Term Loans, $1,038,100,000) and (z) in the case of October 2015, $1,161,200,000;

(ii)    Consolidated Liquidity, as of the close of business on any Business Day after October 31, 2015 but on or before January 8, 2016, to be less than the amount specified in the table below; or

Week Ended	Minimum Liquidity
November 6, 2015	$1,301.2 million
November 13, 2015	$1,255.3 million
November 20, 2015	$1,248.5 million
November 27, 2015	$1,229.0 million
December 4, 2015	$1,229.4 million
December 11, 2015	$1,212.3 million
December 18, 2015	$1,208.3 million
December 25, 2015	$1,183.7 million
January 1, 2016	$1,181.1 million
January 8, 2016	$1,177.5 million

(iii)    Consolidated Liquidity, as of the close of business on any Business Day from and after March 4, 2016 to be less than the amount specified in the table below; or

Week Ended	Minimum Liquidity
March 4, 2016	$1,102.3 million
March 11, 2016	$1,083.3 million
March 18, 2016	$1,058.1 million
March 25, 2016	$1,061.9 million
April 1, 2016	$1,039.7 million
April 8, 2016	$1,052.8 million
April 15, 2016	$1,043.2 million
April 22, 2016	$1,054.3 million
April 29, 2016	$1,049.4 million
May 6, 2016	$1,050.1 million
May 13, 2016	$1,048.3 million
May 20, 2016	$1,053.6 million

(iv) Consolidated Liquidity, as of the close of business on any Business Day following May 20, 2016 to be less than the amount agreed pursuant to Section 6.16.
(m)    A new Section 6.16, of the Credit Agreement is hereby added, which shall provide as follows:
Additional Provisions in Respect of Financial Covenants. With respect to the covenants set forth in Section 6.10 and 6.14: (a) if on or prior to April 1, 2016, the Borrower (or any of its Subsidiaries) shall have accepted a stalking horse purchase agreement in respect of a sale of PLR (or its assets and related businesses), the Borrower and Required Lenders shall promptly negotiate in good faith to agree, on or prior to April 4, 2016, adjustments to the amounts set forth in Section 6.10(c) and Section 6.14 that are reflective of the anticipated sale of PLR (and/or its assets and related businesses) and related adjustments to projected PLR Capex and Consolidated Liquidity during such period (such adjustments to apply only to periods ending after April 1, 2016); and (b) the Borrower and Required Lenders shall promptly negotiate in good faith to agree, prior to May 20, 2016, covenant amounts and levels (and the related test periods) applicable to Sections 6.10 and 6.14 in respect of all periods ending after May 20, 2016, which negotiations shall be based, in part, on the most recent 13-Week Projection having been delivered hereunder. If the Required Lenders and the Borrower shall agree, the “amounts” to be agreed in clause (b) of the preceding sentence may instead be agreed as a formulas or procedures for setting future covenant levels, instead of agreed as absolute amounts. Any such agreed amounts or agreed formulas or procedures pursuant to this Section 6.16, shall be deemed incorporated herein and shall entitle the Agent and Lenders to all rights and remedies provided under this Agreement as if such amounts or agreed formulas or procedures were fully set forth in this Section 6.16 or Sections 6.10 or 6.14 (as applicable). The Borrower and Agent, without the need for consent of any other Person, may agree, from time to time, on a revised form of “Compliance Certificate” to accommodate the requirements of Sections 6.10, 6.14 or 6.16.
Section 3.     Limited Waiver. Effective as of, and subject to the occurrence of, the Amendment No. 5 Effective Date (as defined below), the Required Lenders waive any Default or Event of Default that shall have occurred and been actually and specifically known by the Administrative Agent, in each case, on or prior to March 8, 2016 (including any Default or Event of Default on account of any alleged failure of the Borrower to timely comply with the requirements of Section 5.17(c) of the Existing Credit Agreement); provided, however that if the Amendment Approval Order shall overturned or modified, on appeal or otherwise, without the consent of the Required Lenders, the waiver provided for pursuant to this Section 3 shall, notwithstanding the Amendment No. 5 Effective Date, be void ab initio and of no further force or effect and the Administrative Agent, Lenders and the Debtors each reserve their rights with respect thereto.
Section 4. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York and (to the extent applicable) the Bankruptcy Code.

Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Section 6. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.
Section 7. Loan Document. This Amendment shall constitute a Loan Document.
Section 8. Representations and Warranties. The Borrower represents and warrants that (i) the representations and warranties set forth in Article III of the Existing Credit Agreement are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case they are true and correct in all respects) as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof.
Section 9. Effectiveness. The amendments contained in Section 2 and waivers contained in Section 3 of this Amendment shall only become effective on the date on which the following conditions shall have been satisfied (such date, the “Amendment No. 5 Effective Date”):
(a)    the Administrative Agent shall have received from each of the Borrower, the Guarantors and the Required Lenders a counterparty hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and
(b)    the Bankruptcy Court shall have entered an order, in form and substance satisfactory to the Administrative Agent approving the amendments contained in this Amendment (such order, the “Amendment Approval Order”).
Section 10. Certain Other Consequences of Effectiveness; Reaffirmation.
(a)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the other Loan Parties, any Guarantor, or any other party under the Existing Credit Agreement or any other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)    By signing this Amendment, each Loan Party hereby confirms and reaffirms that (i) the obligations of each of the Loan Party under the Loan Documents, as amended hereby, constitute “Obligations” (as defined in the Existing Credit Agreement) and are entitled to the benefit of the guarantees and the security interests set forth in the Security Documents or any other Loan Documents, (ii) the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and (iii) all Liens granted, conveyed or assigned to the Collateral Agent by such Loan Party pursuant to each Loan Document to which it is party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as amended hereby.
[Remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ALPHA NATURAL RESOURCES, INC., as Borrower

By:	/s/ Philip J. Cavatoni
Name: Philip J. Cavatoni
Title: Executive Vice President & Chief Financial and Strategy Officer
GUARANTORS:

Alpha American Coal Company, LLC
Thunder Mining Company II, Inc.
Alex Energy, Inc.
Alpha American Coal Holding, LLC
Alpha Appalachia Holdings, Inc.
Alpha Appalachia Services, Inc.
Alpha Coal Resources Company, LLC
Alpha Coal Sales Co., LLC
Alpha Coal West, Inc.
Alpha European Sales, Inc.
Alpha India, LLC
Alpha Land and Reserves, LLC
Alpha Midwest Holding Company
Alpha Natural Resources, LLC
Alpha Natural Resources International, LLC
Alpha Natural Resources Services, LLC
Alpha PA Coal Terminal, LLC
Alpha Shipping and Chartering, LLC
Alpha Sub Eight, LLC
Alpha Sub Eleven, Inc.
Alpha Sub Nine, LLC
Alpha Sub One, LLC
Alpha Sub Ten, Inc.
Alpha Sub Two, LLC
Alpha Terminal Company, LLC
Alpha Wyoming Land Company, LLC
AMFIRE, LLC
AMFIRE Holdings, LLC
AMFIRE Mining Company, LLC
Appalachia Coal Sales Company, Inc.
Appalachia Holding Company
Aracoma Coal Company, Inc.

Axiom Excavating and Grading Services, LLC
Bandmill Coal Corporation
Bandytown Coal Company
Barbara Holdings Inc.
Barnabus Land Company
Belfry Coal Corporation
Big Bear Mining Company
Black Castle Mining Company, Inc.
Black King Mine Development Co.
Black Mountain Cumberland Resources, Inc.
Boone East Development Co.
Brooks Run Mining Company, LLC
Coal Gas Recovery II, LLC (
Pennsylvania Land Resources, LLC
Brooks Run South Mining, LLC
Buchanan Energy Company, LLC
Castle Gate Holding Company
Clear Fork Coal Company
Crystal Fuels Company
Cumberland Coal Resources, LP (By: Pennsylvania Services Corporation, as general partner)
Dehue Coal Company
Delbarton Mining Company
Delta Mine Holding Company
DFDSTE Corp.
Dickenson-Russell Coal Company, LLC
Dickenson-Russell Land and Reserves, LLC
DRIH Corporation
Duchess Coal Company
Eagle Energy, Inc.
Elk Run Coal Company, Inc.
Emerald Coal Resources, LP (By: Pennsylvania Services Corporation, as general partner)
Enterprise Mining Company, LLC
Esperanza Coal Co., LLC
Foundation Mining, LLC
Foundation PA Coal Company, LLC
Foundation Royalty Company
Freeport Mining, LLC
Freeport Resources Company, LLC
Goals Coal Company
Green Valley Coal Company

Greyeagle Coal Company
Harlan Reclamation Services LLC
Herndon Processing Company, LLC
Highland Mining Company
Hopkins Creek Coal Company
Independence Coal Company, Inc.
Jacks Branch Coal Company
Jay Creek Holding, LLC
Kanawha Energy Company
Kepler Processing Company, LLC
Kingston Mining, Inc.
Kingwood Mining Company, LLC
Knox Creek Coal Corporation
Lauren Land Company
Laxare, Inc.
Litwar Processing Company, LLC
Logan County Mine Services, Inc.
Long Fork Coal Company
Lynn Branch Coal Company, Inc.
Maple Meadow Mining Company
Marfork Coal Company, Inc.
Martin County Coal Corporation
Maxxim Rebuild Co., LLC
Maxxim Shared Services, LLC
Maxxum Carbon Resources, LLC
McDowell-Wyoming Coal Company, LLC
Mill Branch Coal Corporation
New Ridge Mining Company
New River Energy Corporation
Neweagle Industries, Inc.
Nicewonder Contracting, Inc.
North Fork Coal Corporation
Omar Mining Company
Paramont Coal Company Virginia, LLC
Paynter Branch Mining, Inc.
Peerless Eagle Coal Co.
Pennsylvania Land Holdings Company, LLC
Pennsylvania Land Resources Holding Company, LLC
Pennsylvania Services Corporation
Performance Coal Company
Peter Cave Mining Company
Pigeon Creek Processing Corporation
Pilgrim Mining Company, Inc.
Pioneer Fuel Corporation

Plateau Mining Corporation
Power Mountain Coal Company
Premium Energy, LLC
Rawl Sales & Processing Co.
Republic Energy, Inc.
Resource Development LLC
Resource Land Company LLC
River Processing Corporation
Riverside Energy Company, LLC
Riverton Coal Production Inc.
Road Fork Development Company, Inc.
Robinson-Phillips Coal Company
Rockspring Development, Inc.
Rostraver Energy Company
Rum Creek Coal Sales, Inc.
Russell Fork Coal Company
Shannon-Pocahontas Coal Corporation
Shannon-Pocahontas Mining Company
Sidney Coal Company, Inc.
Spartan Mining Company
Stirrat Coal Company
Sycamore Fuels, Inc.
T. C. H. Coal Co.
Tennessee Consolidated Coal Company
Trace Creek Coal Company
Twin Star Mining, Inc.
Wabash Mine Holding Company
Warrick Holding Company
West Kentucky Energy Company
White Buck Coal Company
Williams Mountain Coal Company
Wyomac Coal Company, Inc., each as a Guarantor

Executing this Amendment as an authorized officer of each of the foregoing persons on behalf of and so as to bind the persons named above under the caption “Guarantors”

By:	/s/ Mark M. Manno
Name: Mark M. Manno
Title: Secretary

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Allister Chan
Name: Allister Chan
Title: Vice President